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                                                                      EXHIBIT 99

                      IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND

CRYOGENIC TECHNOLOGY LIMITED                      CIVIL ACTION NO. JFM-95-1018
Cryotech House
Goods Road
Belper, Derbyshire DE56 1UU
UNITED KINGDOM,

                                   PLAINTIFF

                VS.                                      SUMMONS

CRYOMEDICAL SCIENCES, INC.                               IN CIVIL ACTION
1300 Piccard Drive, Suite 102
Rockville, Maryland 20850-4303
SERVE ON RESIDENT AGENT:
Leatha V. Poon
908 Kings Valley Drive
Mitchellville, MD  20716,

                                   DEFENDANT

TO THE ABOVE NAMED DEFENDANT:

     YOU ARE HEREBY SUMMONED AND REQUIRED TO SERVE UPON Thomas D. Washburne PLAINTIFF'S ATTORNEY WHOSE ADDRESS IS Ober, Kaler, Grimes & Shriver, 120 East Baltimore Street, Baltimore, Maryland 21202-1643 AN ANSWER TO THE COMPLAINT WHICH IS HEREWITH SERVED UPON YOU, WITHIN 20 DAYS AFTER SERVICE OF THIS SUMMONS UPON YOU, EXCLUSIVE OF THE DAY OF SERVICE. IF YOU FAIL TO DO SO, JUDGMENT BY DEFAULT WILL BE TAKEN AGAINST YOU FOR THE RELIEF DEMANDED IN THE COMPLAINT.


                                                 JOSEPH A. HAAS
                                            ------------------------
                                                 CLERK OF COURT

                                             /s/ JOANN PARTEE
                                            ------------------------
                                                  DEPUTY CLERK
DATE: April 6, 1995

NOTE: THIS SUMMONS IS ISSUED PURSUANT TO RULE 4 OF THE FEDERAL RULES OF CIVIL
      PROCEDURE.
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                      IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND

CRYOGENIC TECHNOLOGY LIMITED                   )
Cryotech House                                 )
Goods Road                                     )
Belper, Derbyshire        DE56 1UU             )
UNITED KINGDOM,                                )
                                               )
            a corporation of                   )
            the United Kingdom                 )
                                               )
                          Plaintiff,           )   Civil Action No. JFM-95-1018
                                               )
            v.                                 )   COMPLAINT
                                               )
CRYOMEDICAL SCIENCES, INC.                     )
1300 Piccard Drive, Suite 102                  )
Rockville, Maryland  20850-4303                )
                                               )
SERVE ON RESIDENT AGENT:                       )
                                               )
Leatha V. Poon                                 )
908 Kings Valley Drive                         )
Mitchellville, Maryland  20716,                )
                                               )
            a Delaware corporation             )
                                               )
                          Defendant.           )
_______________________________________________)

    Plaintiff, Cryogenic Technology Limited (hereinafter "CRYOTECH") for its complaint against the Defendant, Cryomedical Sciences, Inc. (hereinafter "CMS"), alleges as follows:

                                  THE PARTIES

    1. Plaintiff, CRYOTECH, is a corporation organized and existing under the laws of the United Kingdom, and having a principal place of business at Cryotech House, Goods Road, Belper, Derbyshire, DE56 1UU, United Kingdom.

    2. Upon information and belief, the Defendant, CMS, is a corporation organized and existing under the laws of Delaware, and
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having a principal place of business in this judicial district at 1300 Piccard
Drive, Suite 102, Rockville, Maryland 20850-4303.

                             JURISDICTION AND VENUE

    3. This action arises under the laws of the United States Title 35, United States Code and is based, inter alia, upon an actual controversy between the parties with respect to the validity, enforceability and infringement of U.S. Patent No. 4,254,116 ("the `116 patent"). Jurisdiction is conferred on this court by 28 U.S.C. Sections 1338(a), 2201(a) and 2202. Venue is proper under 28 U.S.C. Section 1391(b),(c).

                                   BACKGROUND

    4. CRYOTECH is in the business of manufacturing and selling, inter alia, cryogenic probes.

    5. Upon information and belief, CMS is also in the business of manufacturing and selling cryogenic probes.

    6. CMS has asserted that it is the owner of the `116 patent, that CRYOTECH's products infringe the `116 patent, and that CMS intends to vigorously enforce its patent rights.

    7. As a consequence of CMS's actions, threats and assertions, CRYOTECH is in apprehension of suit, should they continue the sale of the accused products in the United States.

                                    COUNT I

                              DECLARATORY JUDGMENT

    8. The allegations of paragraphs 1-7, above are realleged and incorporated herein by reference.


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    9. Each claim of the `116 patent is invalid under 35 U.S.C. Sections 102,
103 and 112.

    10. The products manufactured and sold by CRYOTECH do not infringe any valid claims of the `116 patent.

    11. Accordingly, an actual controversy exists between the parties as to the validity and infringement of the `116 patent.

    WHEREFORE, CRYOTECH requests that this Court enter Judgment:

    A. Declaring that the `116 patent is invalid under 35 U.S.C. Sections 102, 103 and 112;

    B. Declaring that the cryogenic probes sold by CRYOTECH in the United States do not infringe any claims of the `116 patent.

    C. Awarding CRYOTECH its attorneys' fees and costs incurred in this action; and

    D. Granting CRYOTECH such other and further relief as this Court deems just and proper.

                                         CRYOGENIC TECHNOLOGY LIMITED


Dated:  4/5/95                           /s/ THOMAS D. WASHBURNE
                                         --------------------------
                                         Thomas D. Washburne, Esq.
                                         Trial Bar No. 00708
                                         OBER, KALER, GRIMES & SHRIVER
                                         A Professional Corporation
                                         120 East Baltimore Street
                                         Baltimore, Maryland  21202-1643
                                         (410) 658-1120


                                         Attorneys for Plaintiff

                                       3
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Of Counsel:

Paul J. Hayes, Esq.
Victor B. Lebovici, Esq.
WEINGARTEN, SCHURGIN, GAGNEBIN & HAYES
Ten Post Office Square
Boston, MA  02109
(617) 542-2290

367570

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                                                                 ALL PROCEEDINGS

                      IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND

                                                           :
                                                           :
                  v.                                       :  CIVIL NO.
                                                           :
                                                           :
                                                           :
                                                       ...oOo...

GENERAL CONSENT TO PROCEED BEFORE A UNITED STATES MAGISTRATE JUDGE

    In accordance with the provisions of Title 28 U.S.C. Section 636 (c), the parties to the above-captioned civil matter hereby voluntarily waive their rights to proceed before a United States District Judge and consent to have a United States Magistrate Judge conduct any and all further proceedings in the case, including trial, and order the entry of a final judgment.

                                               Date:
- - - - - - - --------------------------------------               -------------------------

                                               Date:
- - - - - - - --------------------------------------               -------------------------

                      ELECTION OF APPEAL TO DISTRICT JUDGE

(DO NOT execute this portion of the consent form if the parties desire that the appeal lie directly to the Court of Appeals).

    In accordance with the provisions of Title 28 U.S.C. Section 636(c)(4), the parties elect to take any appeal in this case to a District Judge.

                                               Date:
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                                               Date:
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                               ORDER OF REFERENCE

    IT IS HEREBY ORDERED this ______ day of _________________________, 1995, that the above-captioned matter be referred to United States Magistrate Judge _____________________________, for all proceedings and the entry of judgment in accordance with Title 28 U.S.C. Section 636(c) and the foregoing consent of the parties.


                                           ----------------------------------
                                           United States District Judge
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                                                                            1/90


                          UNITED STATES DISTRICT COURT
                              DISTRICT OF MARYLAND
                              OFFICE OF THE CLERK
                             101 W. LOMBARD STREET
                         BALTIMORE, MARYLAND 21201-2691
Joseph A. Haas                                               (301) 962-2
    Clerk                                                     FTS 922-2

TO:          Party or Counsel

FROM:        Clerk of Court                      CIVIL NO.

SUBJECT:     Disclosure of Corporate Interest

DATE:



    Within ten (10) days of this notice please advise the Clerk, in writing, of the presence, if any, of any undisclosed corporate interest pursuant to Local Rule 103.3, which, for your convenience, has been printed on the reverse side of this memo.

    If there is no such interest, state this matter in writing. This can be done simply by completing and signing the note below. If there is such an interest, set it forth in detail in writing.

    This information is required to inform the Judge, to whom this case is assigned, of any possible need for disqualification from hearing this case.

                                           Very truly Yours,

                                           JOSEPH A. HAAS, CLERK

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Mr. Clerk                                                   CIVIL NO. __________

    I certify, as a party/counsel in the case noted above that ___________________ is not an affiliate or parent of any corporation, and no
      (party)
corporation, unincorporated association, partnership or other business entity, not a party to the case, has a financial interest in the outcome of this litigation as set forth Local Rule 103.3.

PLEASE INCLUDE CASE NUMBER


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                     IN THE UNITED STATES DISTRICT COURT
                         FOR THE DISTRICT OF MARYLAND

                               LOCAL RULE 103.3

    3.  Disclosure of Affiliations and Financial Interest

    When filing an initial pleading or promptly after learning of the information to be disclosed, counsel shall submit to the Clerk two copies of a written statement (separate from any pleading) containing the following information:

    a. Corporate affiliations. The identity of any parent or other affiliate of a corporate party and the description of the relationship between the party and such affiliates.

    b. Financial interests in the outcome of the litigation. The identity of any corporation, unincorporated association, partnership or other business entity, not a party to the case, which may have any financial interest whatsoever in the outcome of litigation and the nature of its financial interest. The term "financial interest in the outcome of the litigation" includes a potential obligation of an insurance company or other person to represent or to indemnify any party to the case. Any notice given to the Clerk under this Rule shall not be considered as an admission by the insurance company or other person that it does in fact have an obligation to defend the litigation or to indemnify a party or as a waiver of any rights that it might have in connection with the subject matter of the litigation.